EXHIBIT 10.18

                                 PROMISSORY NOTE

US $4,000,000.00                                            As of August 6, 1999

         FOR VALUE RECEIVED, the undersigned, Yupi Internet Inc., a Florida corporation ("Maker"), hereby promises to pay to the order of Planificacion y Estrategia de Internet, S.L., a Spanish company ("Lender"), at its principal office at Calle de la Princesa 29, 28008 Madrid, Spain, or at such other place as may be designated from time to time in writing by Lender, the principal sum of Four Million Dollars and 00/100 (US$4,000,000.00) (the "Principal Amount"), less the value of any Claims (as defined in the immediately following paragraph (the Principal Amount, less the value of any Claims, is referred to herein as the "Adjusted Principal Amount"), together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder at the rate of nine percent (9%) per annum. Interest shall be calculated on the basis of actual number of days elapsed and a year of 365 or 366 days, as applicable. Principal and interest shall be payable in lawful money of the United States of America.

         All principal and interest hereunder shall be due and payable in a single payment on March 15, 2000 (the "Maturity Date"). Notwithstanding the immediately preceding sentence, the Lender, in its sole discretion, may at any time extend the Maturity Date by up to 30 days. The Adjusted Principal Amount shall be determined by subtracting from the Principal Amount the aggregate amount of any claims for liabilities, damages or losses made by the Maker (the "Claims") pursuant to Section 5(f) of the "Contrato de Compraventa" dated February 15, 1999 (the "Contract"), entered into by and among the Maker, the Lender and certain other individuals and entities, as supplemented by (a) the Annex to the Contract dated March 10, 1999, by and among the Maker, the Lender and certain other individuals and entities, (b) the Master Bill of Sale, Assignment and Assumption Agreement, dated March 15, 1999, by and among the Maker, the Lender and certain other individuals and entities. Maker's payment of the Adjusted Principal Amount, together with any interest accrued and owing thereon, shall be deemed full payment herein.

         This Note may be prepaid in whole or in part at any time prior to the Maturity Date without premium or penalty.

         If any day on which a payment is due pursuant to the terms of this Note is not a day on which banks in the State of Florida are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

         If this Note is not paid in accordance with its terms, Maker shall pay to Lender, in addition to principal and accrued interest thereon, (i) an additional interest rate on any overdue principal and interest balance hereunder at the rate of two percent (2%) per annum. Interest shall be calculated on the basis of actual number of days elapsed from the date that principal and interest became payable through the date of actual payment; and (ii) all reasonable costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

         No waiver of any obligation of Maker under this Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy or any subsequent occasion or of any other right or remedy at any time.

         Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         This Note shall be construed and enforced in accordance with the laws of the State of Florida, and shall be construed in accordance therewith, without reference to its conflicts of laws principles. Any action brought against Maker shall be brought in the State or Federal Courts of Miami-Dade County, Florida.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.

                                   MAKER:

                                   YUPI INTERNET INC.

                                   By: /s/ Luis San Miguel
                                      ------------------------------------
                                       Luis San Miguel
                                       Chief Financial Officer

IN WITNESS WHEREOF, the party named above, have caused this Agreement to be executed on the last date set forth below.

                                   By:
                                      ------------------------------------

STATE OF CALIFORNIA        )
                           ) SS:
COUNTY OF LA               )
         ----

         I hereby certify that on this 30th day of DEC., 1999, personally appeared LUIS SAN MIGUEL who is personally know to me, or produced the following as identification FLORIDA DRIV. LIC., and she/he acknowledged before me that she/he executed the foregoing document as her/his free act and deed.

         In Witness whereof, I base hereunto set my hand and seal in the State and County aforesaid as of this 30th day of DEC., 1999

                                      /s/ Dawn A. Joyal
                                      ------------------------------------
                                      Notary Public Signature

                                          Dawn A. Joyal
                                      ------------------------------------
                                      Printed or Typed Name of Notary

                                      Commission No: 1087298
                                                    ----------------------
                                      My Commission Expires:

           [SEAL]

                                      -3-